Exhibit 99.1

ALLEGIANT TRAVEL COMPANY THIRD QUARTER 2014
FINANCIAL RESULTS
47th Consecutive Profitable Quarter
Third Quarter Fully Diluted Earnings per Share of $0.80

LAS VEGAS. October 22, 2014 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the third quarter 2014, as well as comparisons to prior year equivalents:

	Three Months Ended September 30,			Nine Months Ended September 30,
Unaudited	2014	2013	Change	2014	2013	Change
Total operating revenue (millions)	$265.0	$228.9	15.8%	$858.1	$757.7	13.3%
Operating income (millions)	$28.9	$29.2	(1.0)%	$142.6	$124.5	14.5%
Operating margin	10.9%	12.8%	(1.9)pp	16.6%	16.4%	0.2pp
EBITDA (millions)	$51.2	$46.7	9.6%	$203.4	$177.0	14.9%
EBITDA margin	19.3%	20.4%	(1.1)pp	23.7%	23.4%	0.3pp
EBITDAR (millions)	$52.8	$48.7	8.4%	$216.3	$180.7	19.7%
EBITDAR margin	19.9%	21.3%	(1.4)pp	25.2%	23.8%	1.4pp
Net income (millions)	$14.2	$17.1	(17.0)%	$81.9	$74.8	9.5%
Diluted earnings per share	$0.80	$0.91	(12.1)%	$4.54	$3.90	16.4%
Return on capital employed *	17.5%	15.3%	2.2pp
* - see appendix for calculation

“We are very proud to report our 47th consecutive profitable quarter,” stated Maurice J. Gallagher, Jr., Chairman and CEO of Allegiant Travel Company. “During this quarter we saw the departure of Andrew Levy, our President and COO. Andrew will be missed. He has left the company in great shape. His legacy includes building a solid, capable management team which ensures the company will maintain its strong performance into the future. In addition, we have also welcomed back Kris Bauer as the airline's Senior Vice President of Operations and COO while we conduct our search for a replacement. Earlier this week, our Board of Directors approved an increase to our share repurchase authority to $100 million from its current level of $7.4 million. We continue to see strength in the business model and are demonstrating that confidence by actively returning cash to shareholders. Lastly, I want to thank all of our Team Members for their continued efforts during the past quarter."

Allegiant Q3 2014 Earnings

Notable company highlights

•
Repurchased 456,296 shares during the quarter, which brings the total to 1,199,740 shares for the first nine months of 2014. Since the inception of the share repurchase program, the company has repurchased 4,692,385 shares for a total of $316.3 million through the third quarter 2014

•	Purchased two A319s in August off operating lease

•	Added three new destinations to Cincinnati. Cincinnati has become the fastest growing origination city in the company's history

•	In-service Airbus fleet accounted for over 21 percent of total ASM production in the quarter. In the quarter the company operated ten Airbus aircraft which is 14 percent of the total fleet

Third quarter 2014 revenue performance

•	East Coast TRASM declined 1.4 percent, however capacity in these markets grew 27.3 percent. Flying on the East Coast accounted for 40 percent of entire network versus 36 percent a year ago

•	Hawaii TRASM grew 12.7 percent versus the same period a year ago

•
Average fare - ancillary air-related charges increased 2.1 percent, as we implemented a fee to print a boarding pass at the ticket counter in September 2014, and also due to continued strength in existing ancillary categories such as assigned seat fees, trip flex and priority boarding

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	Change	2014	2013	Change
Scheduled Service:
Average fare - scheduled service	$86.01	$86.94	(1.1)%	$91.80	$90.91	1.0%
Average fare - ancillary air-related charges	$39.79	$38.99	2.1%	$40.75	$40.49	0.6%
Average fare - ancillary third party products	$4.15	$5.06	(18.0)%	$4.65	$5.47	(15.0)%
Average fare - total	$129.95	$130.99	(0.8)%	$137.20	$136.87	0.2%
Scheduled service passenger revenue per ASM (PRASM) (cents)	8.21	8.14	0.9%	8.48	8.23	3.0%
Total scheduled service revenue per ASM (TRASM) (cents)	12.40	12.26	1.1%	12.67	12.39	2.3%
Load factor	90.5%	90.8%	-0.3pp	89.4%	90.0%	-0.6pp
Passengers (millions)	1.9	1.7	13.6%	6.1	5.4	12.2%
Average passengers per departure	150	150	—%	149	149	—%
Average scheduled service stage length (miles)	916	932	(1.7)%	939	957	(1.9)%
ASMs = available seat miles
PRASM = scheduled passenger revenue per scheduled available seat mile
TRASM = (scheduled passenger revenue + ancillary air revenue + ancillary third party revenue) per scheduled available seat mile

Third party products performance

•
Scheduled system capacity growth in markets outside of Las Vegas diluted overall average hotel net revenue per passenger. In addition the Company’s previous pre-purchase agreement for discounted rooms concluded in the third quarter 2013 making for a difficult comp year over year. The Company entered into the current pre-purchase room agreement with the same gaming company late in the fourth quarter 2013

•	Car rental net revenue continues to improve based on recently launched technology initiatives and the network growth in Florida markets

Allegiant Q3 2014 Earnings

	Three Months Ended September 30,			Nine Months Ended September 30,
Supplemental Ancillary Revenue Information Unaudited	2014	2013	Change	2014	2013	Change
Gross ancillary revenue - third party products (millions)	$27.5	$28.7	(4.2)%	$95.6	$97.0	(1.4)%
Cost of goods sold (millions)	($18.9)	($19.6)	(3.6)%	($65.8)	($65.7)	0.2%
Transaction costs* (millions)	($0.5)	($0.5)	—%	($1.4)	($1.5)	(6.7)%
Ancillary revenue - third party products (millions)	$8.1	$8.6	(5.8)%	$28.4	$29.8	(4.7)%
As percent of gross	29.3%	30.1%	(0.8)pp	29.7%	30.7%	(1.0)pp
As percent of income before taxes	36.6%	31.3%	5.3pp	21.9%	25.0%	(3.1)pp
Ancillary revenue - third party products/scheduled passenger	$4.15	$5.06	(18.0)%	$4.65	$5.47	(15.0)%

Hotel room nights (thousands)	125.0	144.4	(13.4)%	405.3	471.0	(13.9)%
Rental car days (thousands)	198.8	195.3	1.8%	725.1	684.1	6.0%
* - Includes payment expenses and travel agency commissions.

Third quarter 2014 cost performance

•	Total operating expense per ASM (CASM) increased 6.0 percent year over year

•
CASM and CASM ex fuel were impacted by approximately $7 million of nonrecurring expenses due to the immediate vesting of all unvested equity incentive options and restricted stock triggered by the departure of Andrew Levy

•
Fuel expense per ASM decreased by 4.9 percent due to a combination of a 2.2 percent decrease in average cost per gallon and improved fuel efficiency. Our fuel efficiency metrics continued to improve as gallons per passenger declined 4.1 percent and ASMs per gallon increased by 2.8 percent versus the same period last year

•
Salary and benefits expense per ASM increased 22.3 percent versus last year driven by a 15.6 percent increase in full time equivalents (FTEs) and one-time expenses tied to the departure of Andrew Levy. Excluding these one-time expenses, salary and benefits expense per ASM would have increased 5.2 percent. This line item is still being pressured by crew training constraints that have negatively impacted our crew productivity and overall growth

•
Sales and marketing expense increased by $3.3 million from the prior year due to higher transaction costs driven by a 12.4 percent increase in scheduled service revenue, and a slight change in credit/debit card mix. Advertising expenses related to a national ad campaign and the production costs related to the completion of the company’s “Game Plane” game show contributed $1.5 million during the quarter. In the third quarter of 2014, the company spent $.84 per scheduled passenger in advertising versus $0.32 per passenger in the prior year

•
Depreciation and amortization expense increased 29.6 percent due to an 11.7 percent increase in average aircraft and depreciation related to twelve owned A319 aircraft currently on lease to a European carrier. Excluding the twelve A319s, which are non ASM producing aircraft, depreciation expense per ASM would have decreased 1.7 percent. The company announced on June 13, 2014 that it had purchased the twelve A319s and it will receive lease revenue of approximately $30 million a year from these aircraft through 2018

•
Other operating expense per ASM increased 11.7 percent as the company moved flight crews to support seasonal bases in Myrtle Beach and Los Angeles and continues to use outside support for ongoing IT projects

Allegiant Q3 2014 Earnings

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	Change	2014	2013	Change
Total System*:
Operating expense per passenger	$119.76	$114.54	4.6%	$115.63	$114.47	1.0%
Operating expense per passenger, excluding fuel	$71.66	$63.37	13.1%	$65.81	$61.18	7.6%
Operating expense per ASM (CASM) (cents)	11.21	10.58	6.0%	10.56	10.24	3.1%
Operating expense, excluding fuel per ASM (CASM ex fuel) (cents)	6.71	5.85	14.7%	6.01	5.47	9.9%
Average block hours per aircraft per day	5.0	5.1	(2.0)%	5.5	5.5	—%
Average system stage length (miles)	902	910	(0.9)%	925	936	(1.2)%
* - Total system includes scheduled service, fixed-fee contract and non-revenue flying.

Fourth quarter 2014 cost trends

•	CASM ex fuel is expected to increase between 9 and 11 percent

•
In comparison to last year, CASM and CASM ex fuel are both impacted by depreciation expense on twelve aircraft leased out to a European operator not producing ASMs for Allegiant. In addition, we expect higher maintenance expenses due to a larger number of planned maintenance events versus the same period last year. Full year 2014 maintenance expense per in service aircraft per month is expected to be between $105 thousand and $110 thousand

Balance sheet highlights

•	Repurchased 456,296 number of shares of common stock for $55.8 million in the third quarter. The company has increased its share repurchase authority to $100 million

•	Purchased 82,000 square feet of additional space adjacent to our headquarters for approximately $10 million in October 2014

Unaudited (millions)	9/30/2014	12/31/2013	Change
Unrestricted cash*	$457.9	$387.1	18.3%
Total debt	$606.3	$234.3	158.8%
Total Allegiant Travel Company stockholders’ equity	$340.0	$375.7	(9.5)%

	Nine Months Ended September 30,
Unaudited (millions)	2014	2013	Change
Capital expenditures	$330.1	$161.6	104.3%
* - Unrestricted cash includes investments in marketable securities.

At this time, Allegiant Travel Company provides the following guidance to investors, subject to revision.

Allegiant Q3 2014 Earnings

Guidance, subject to revision

	October 2014	4Q14
Estimated PRASM year-over-year change	(4.5) to (2.5)%	(2) to 0%
Estimated TRASM year-over-year change	(2) to 0%	0 to 2%

Fixed fee and other revenue guidance		4Q14
Fixed fee and other revenue (millions)		$12 to $14

Capacity guidance
System	4Q14	1Q15	FY14
Departure year-over-year growth	10 to 12%	3 to 7%
ASM year-over-year growth	9 to 11%	0 to 4%	9 to 10%
Scheduled
Departure year-over-year growth	10 to 12%	3 to 7%
ASM year-over-year growth	9 to 11%	0 to 4%	9 to 10%

Cost guidance	4Q14		FY14
CASM ex fuel – year-over-year change	9 to 11%		9.5 to 10.5%

CAPEX guidance		FY14	FY15
Capital expenditures (millions)		$415	$160 to $170
 CASM ex fuel – cost per available seat mile excluding fuel expense

Aircraft fleet plan by end of period

Aircraft - (seats per AC)	YE14	YE15	YE16
MD-80 (166 seats)	53	53	53
757 (215 seats)	6	6	6
A319 (156 seats)	4	9	10
A320 (177 seats)	7	10	10
Total	70	78	79
Aircraft listed in table above include only in service aircraft
Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday, October 22, 2014 to discuss its third quarter 2014 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiant.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Q3 2014 Earnings

Allegiant, Travel is our deal.®
Las Vegas-based Allegiant Travel Company® (NASDAQ: ALGT) is focused on linking travelers in small cities to world-class leisure destinations. Through its subsidiary, Allegiant Air, the company operates a low-cost, high-efficiency, all-jet passenger airline, and offers other travel-related products such as hotel rooms, rental cars, and attraction tickets through its website, allegiant.com. The company has been named one of America’s 100 Best Small Companies by Forbes Magazine for four consecutive years.  ALGT/G

Media Inquiries: Jessica Wheeler
mediarelations@allegiantair.com

Investor Inquiries: Chris Allen
ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future unit revenue, future operating expense, ASM growth, departure growth, fixed-fee and other revenues, expected capital expenditures, number of contracted aircraft to be placed in service in the future, as well as other information concerning future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov . These risk factors include, without limitation, volatility of fuel costs, labor issues, the effect of economic conditions on leisure travel, debt covenants, terrorist attacks, risks inherent to airlines, demand for air services to our leisure destinations from the markets served by us, our dependence on our leisure destination markets, our competitive environment, an accident involving or problems with our aircraft, our reliance on our automated systems, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, aging aircraft and other governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
Three Months Ended September 30, 2014 and 2013
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Percent
	2014	2013	change
OPERATING REVENUE:
Scheduled service revenue	$166,893	$148,466	12.4
Ancillary revenue:
Air-related charges	77,198	66,577	16.0
Third party products	8,051	8,646	(6.9)
Total ancillary revenue	85,249	75,223	13.3
Fixed fee contract revenue	4,899	3,985	22.9
Other revenue	7,988	1,200	565.7
Total operating revenue	265,029	228,874	15.8
OPERATING EXPENSES:
Aircraft fuel	94,864	89,195	6.4
Salary and benefits	52,109	38,135	36.6
Station operations	21,064	19,114	10.2
Maintenance and repairs	22,562	18,310	23.2
Sales and marketing	7,808	4,514	73.0
Aircraft lease rentals	1,565	2,025	(22.7)
Depreciation and amortization	22,174	17,106	29.6
Other	14,016	11,243	24.7
Total operating expenses	236,162	199,642	18.3
OPERATING INCOME	28,867	29,232	(1.2)
As a percent of total operating revenue	10.9%	12.8%
OTHER (INCOME) EXPENSE:
Earnings from unconsolidated affiliates, net	(101)	(214)	(52.8)
Interest income	(106)	(328)	(67.7)
Interest expense	7,097	2,257	214.4
Total other (income) expense	6,890	1,715	301.7
INCOME BEFORE INCOME TAXES	21,977	27,517	(20.1)
As a percent of total operating revenue	8.3%	12.0%
PROVISION FOR INCOME TAXES	7,866	10,520	(25.2)
NET INCOME	14,111	16,997	(17.0)
Net loss attributable to noncontrolling interest	(61)	(109)	(44.0)
NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	14,172	17,106	(17.2)
Earnings per share to common stockholders (1):
Basic	$0.80	$0.91	(12.1)
Diluted	$0.80	$0.91	(12.1)
Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	17,605	18,629	(5.5)
Diluted	17,704	18,794	(5.8)

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
Three Months Ended September 30, 2014 and 2013
(Unaudited)

	Three Months Ended September 30,		Percent
	2014	2013	change*
OPERATING STATISTICS
Total system statistics
Passengers	1,971,917	1,742,961	13.1
Revenue passenger miles (RPMs) (thousands)	1,867,660	1,685,208	10.8
Available seat miles (ASMs) (thousands)	2,106,214	1,886,698	11.6
Load factor	88.7%	89.3%	(0.6)
Operating revenue per ASM (RASM) (cents)	12.58	12.13	3.7
Operating expense per ASM (CASM) (cents)	11.21	10.58	6.0
Fuel expense per ASM (cents)	4.50	4.73	(4.9)
Operating CASM, excluding fuel (cents)	6.71	5.85	14.7
Operating expense per passenger	$119.76	$114.54	4.6
Fuel expense per passenger	$48.11	$51.17	(6.0)
Operating expense per passenger, excluding fuel	$71.66	$63.37	13.1
ASMs per gallon of fuel	68.9	67.0	2.8
Departures	13,607	12,077	12.7
Block hours	31,486	28,773	9.4
Average stage length (miles)	902	910	(0.9)
Average number of operating aircraft during period	69.0	61.8	11.7
Average block hours per aircraft per day	5.0	5.1	(2.0)
Full-time equivalent employees at period end	2,315	2,003	15.6
Fuel gallons consumed (thousands)	30,566	28,169	8.5
Average fuel cost per gallon	$3.10	$3.17	(2.2)
Scheduled service statistics
Passengers	1,940,348	1,707,639	13.6
Revenue passenger miles (RPMs) (thousands)	1,839,640	1,656,872	11.0
Available seat miles (ASMs) (thousands)	2,033,318	1,823,901	11.5
Load factor	90.5%	90.8%	(0.3)
Departures	12,925	11,368	13.7
Average passengers per departure	150	150	—
Scheduled service seats per departure	168.7	168.7	—
Block hours	30,265	27,559	9.8
Yield (cents)	9.07	8.96	1.2
Scheduled service revenue per ASM (PRASM) (cents)	8.21	8.14	0.9
Total ancillary revenue per ASM (cents)	4.19	4.12	1.7
Total scheduled service revenue per ASM (TRASM) (cents)	12.40	12.26	1.1
Average fare - scheduled service	$86.01	$86.94	(1.1)
Average fare - ancillary air-related charges	$39.79	$38.99	2.1
Average fare - ancillary third party products	$4.15	$5.06	(18.0)
Average fare - total	$129.95	$130.99	(0.8)
Average stage length (miles)	916	932	(1.7)
Fuel gallons consumed (thousands)	29,509	27,084	9.0
Average fuel cost per gallon	$3.16	$3.23	(2.2)
Percent of sales through website during period	93.8%	93.6%	0.2

* Except load factor and percent of sales through website, which is percentage point change.

Allegiant Travel Company
Consolidated Statements of Income
Nine Months Ended September 30, 2014 and 2013
(in thousands, except per share amounts)
(Unaudited)

	Nine Months Ended September 30,		Percent
	2014	2013	change
OPERATING REVENUE:
Scheduled service revenue	$559,587	$493,700	13.3
Ancillary revenue:
Air-related charges	248,432	219,904	13.0
Third party products	28,338	29,733	(4.7)
Total ancillary revenue	276,770	249,637	10.9
Fixed fee contract revenue	10,508	12,267	(14.3)
Other revenue	11,229	2,075	441.2
Total operating revenue	858,094	757,679	13.3
OPERATING EXPENSES:
Aircraft fuel	308,308	294,762	4.6
Salary and benefits	145,845	118,951	22.6
Station operations	63,453	58,670	8.2
Maintenance and repairs	64,590	56,773	13.8
Sales and marketing	22,269	15,727	41.6
Aircraft lease rentals	12,897	3,693	249.2
Depreciation and amortization	60,355	51,890	16.3
Other	37,826	32,758	15.5
Total operating expenses	715,543	633,224	13.0
OPERATING INCOME	142,551	124,455	14.5
As a percent of total operating revenue	16.6%	16.4%
OTHER (INCOME) EXPENSE:
Earnings from unconsolidated affiliates, net	(173)	(384)	(54.9)
Interest income	(545)	(806)	(32.4)
Interest expense	13,817	6,739	105.0
Total other (income) expense	13,099	5,549	136.1
INCOME BEFORE INCOME TAXES	129,452	118,906	8.9
As a percent of total operating revenue	15.1%	15.7%
PROVISION FOR INCOME TAXES	47,900	44,391	7.9
NET INCOME	81,552	74,515	9.4
Net loss attributable to noncontrolling interest	(340)	(283)	20.1
NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	81,892	74,798	9.5
Earnings per share to common stockholders (1):
Basic	$4.56	$3.92	16.3
Diluted	$4.54	$3.90	16.4
Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	17,848	18,925	(5.7)
Diluted	17,912	19,042	(5.9)

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
Nine Months Ended September 30, 2014 and 2013
(Unaudited)

	Nine Months Ended September 30,		Percent
	2014	2013	change*
OPERATING STATISTICS
Total system statistics
Passengers	6,188,299	5,531,774	11.9
Revenue passenger miles (RPMs) (thousands)	5,979,798	5,482,699	9.1
Available seat miles (ASMs) (thousands)	6,776,554	6,184,503	9.6
Load factor	88.2%	88.7%	(0.5)
Operating revenue per ASM (RASM) (cents)	12.66	12.25	3.3
Operating expense per ASM (CASM) (cents)	10.56	10.24	3.1
Fuel expense per ASM (cents)	4.55	4.77	(4.6)
Operating CASM, excluding fuel (cents)	6.01	5.47	9.9
Operating expense per passenger	$115.63	$114.47	1.0
Fuel expense per passenger	$49.82	$53.29	(6.5)
Operating expense per passenger, excluding fuel	$65.81	$61.18	7.6
ASMs per gallon of fuel	69.5	67.4	3.1
Departures	42,783	38,606	10.8
Block hours	102,300	95,196	7.5
Average stage length (miles)	925	936	(1.2)
Average number of operating aircraft during period	68.7	63.2	8.7
Average block hours per aircraft per day	5.5	5.5	—
Full-time equivalent employees at period end	2,315	2,003	15.6
Fuel gallons consumed (thousands)	97,511	91,797	6.2
Average fuel cost per gallon	$3.16	$3.21	(1.6)
Scheduled service statistics
Passengers	6,095,857	5,430,771	12.2
Revenue passenger miles (RPMs) (thousands)	5,901,375	5,400,035	9.3
Available seat miles (ASMs) (thousands)	6,599,798	5,997,938	10.0
Load factor	89.4%	90.0%	(0.6)
Departures	41,017	36,568	12.2
Average passengers per departure	149	149	—
Scheduled service seats per departure	168.6	168.4	0.1
Block hours	99,226	91,575	8.4
Yield (cents)	9.48	9.14	3.7
Scheduled service revenue per ASM (PRASM) (cents)	8.48	8.23	3.0
Total ancillary revenue per ASM (cents)	4.19	4.16	0.7
Total scheduled service revenue per ASM (TRASM) (cents)	12.67	12.39	2.3
Average fare - scheduled service	$91.80	$90.91	1.0
Average fare - ancillary air-related charges	$40.75	$40.49	0.6
Average fare - ancillary third party products	$4.65	$5.47	(15.0)
Average fare - total	$137.20	$136.87	0.2
Average stage length (miles)	939	957	(1.9)
Fuel gallons consumed (thousands)	94,875	88,716	6.9
Average fuel cost per gallon	$3.20	$3.26	(1.8)
Percent of sales through website during period	93.8%	93.7%	0.1

* Except load factor and percent of sales through website, which is percentage point change.

Allegiant Travel Company
Non-GAAP Presentations
Three and Nine Months Ended September 30, 2014 and 2013
(Unaudited)

"EBITDA" represents earnings before interest expense, income taxes, depreciation and amortization. EBITDAR is EBITDA less aircraft lease rentals expense. Neither EBITDA nor EBITDAR is a calculation based on generally accepted accounting principles and should not be considered as an alternative to net income or operating income as indicators of our financial performance or to cash flow as a measure of liquidity. EBITDA and EBITDAR are included as supplemental disclosures because we believe they are useful indicators of our operating performance. Further, both EBITDA and EBITDAR are well-recognized performance measurements that are frequently used by securities analysts, investors and other interested parties in comparing the operating performance of companies. We believe EBITDA and EBITDAR are useful in evaluating our operating performance compared to our competitors because their calculation generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions and lease versus purchase decisions, which items may vary between periods and for different companies for reasons unrelated to overall operating performance. The following represents the reconciliation of EBITDA and EBITDAR to net income for the periods indicated below.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of the non-GAAP financial measures EBITDA and EBITDAR to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is net income, and a reconciliation of the non-GAAP measures to the most comparable GAAP measure.  Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for net income or other measures of financial performance prepared in accordance with GAAP. Neither EBITDA nor EBITDAR is a GAAP measurement and our use of these measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliations to GAAP net income follow.

	Three Months Ended September 30,		Percent
(in thousands)	2014	2013	change
Net income attributable to Allegiant Travel Company	$14,172	$17,106	(17.2)%
Plus (minus)
Interest income	(106)	(328)	(67.7)%
Interest expense	7,097	2,257	214.4%
Provision for income taxes	7,866	10,520	(25.2)%
Depreciation and amortization	22,174	17,106	29.6%
EBITDA	$51,203	$46,661	9.7%
Aircraft lease rentals	1,565	2,025	(22.7)%
EBITDAR	$52,768	$48,686	8.4%

Total revenue	$265,029	$228,874	15.8%
EBITDA margin	19.3%	20.4%	(1.1) pp
EBITDAR margin	19.9%	21.3%	(1.4) pp

	Nine Months Ended September 30,		Percent
(in thousands)	2014	2013	change
Net income attributable to Allegiant Travel Company	$81,892	$74,798	9.5%
Plus (minus)
Interest income	(545)	(806)	(32.4)%
Interest expense	13,817	6,739	105.0%
Provision for income taxes	47,900	44,391	7.9%
Depreciation and amortization	60,355	51,890	16.3%
EBITDA	$203,419	$177,012	14.9%
Aircraft lease rentals	12,897	3,693	249.2%
EBITDAR	$216,316	$180,705	19.7%

Total revenue	$858,094	$757,679	13.3%
EBITDA margin	23.7%	23.4%	0.3 pp
EBITDAR margin	25.2%	23.8%	1.4 pp

Appendix A
Additional Financial Information
(Unaudited)

	Twelve Months Ended September 30,
Return on capital calculation (millions)	2014	2013
Net income attributable to Allegiant Travel Company	$99.4	$89.6
Income tax	58.4	53.2
Interest expense	16.6	8.9
Less interest income	(0.8)	(1.0)
	173.6	150.7

Interest income	0.8	1.0
Tax rate	37.0%	37.3%
Numerator	109.9	95.1

Total assets as of prior September 30	843.9	821.1
Less current liabilities as of prior September 30	227.9	210.3
Plus short term debt as of prior September 30	13.6	11.6
Denominator	629.6	622.4
Return on capital employed	17.5%	15.3%

To provide more transparency into operating expenses for the quarter, the company experienced the following non-cash expense items in the third quarter of 2014.

Non-cash items (millions)	3Q14	3Q13
Stock based compensation	$9.3	$2.7
Loss - disposed assets	1.2	2.0
Total of selected non-cash items	$10.5	$4.7

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